UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): August 11, 2008

American Oriental Bioengineering, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

0-29785	84-0605867
(Commission File Number)	(IRS Employer Identification No.)

No. 4018, Jintian Road, Anlian Plaza

12 F Suite B02, Futian District

Shenzhen, PRC 518026

(Address of principal executive offices and zip code)

011-86-451-8666-6601

(Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 11, 2008, American Oriental Bioengineering Inc. (the “Company”) issued a press release and hosted a conference call during which the Company’s operating results for the second quarter of 2008 was discussed. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1

American Oriental Bioengineering Reports

Second Quarter 2008 Financial Results

— Revenue Increased 74.0% to $59.0 Million in 2Q08 —

— 2Q08 Net Income Increased 43.4% to $13.9 Million —

— 2Q08 Diluted EPS $0.18 versus 2Q07 Diluted EPS $0.15 —

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ORIENTAL BIOENGINEERING INC.

By:	/s/ Tony Liu
Name:	Tony Liu
Title:	Chairman and Chief Executive Officer

Dated: August 14, 2008

Exhibit Index

Exhibit No.	Description
99.1

American Oriental Bioengineering Reports

Second Quarter 2008 Financial Results

— Revenue Increased 74.0% to $59.0 Million in 2Q08 —

— 2Q08 Net Income Increased 43.4% to $13.9 Million —

— 2Q08 Diluted EPS $0.18 versus 2Q07 Diluted EPS $0.15 —